Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of April 16, 2007)

		Max.			Estimated	Contract
		Water	Current	Customer/	Contract	Dayrates
Rig Name	Rig Design	Depth (ft)	Location	Status	Expiration(1)	$000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Shipyard	NA	NA	Assisting Rig 20 crane replacement. Replacement of Rig 11 shale shaker expected completion 4/28/07.
Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	74-76
Rig 20	Bethlehem JU 100 MC	100	GOM	Shipyard	NA	NA	Crane replacement expected completion 4/20/07.
Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Sep-07	67-69	Began new contract 4/1/07. Reprice at 90 days at +/- 15% max change.
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Sep-07	67-69	Began new contract 4/1/07. Reprice at 90 days at +/- 15% max change.
Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of approx. $47MM. Expected completion early July 2007. Bidding internationally.
Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Jun-07	84-86	Three wells remaining on contract plus four one-well options at mutually agreed dayrates.
International
Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70
Rig 31	Bethlehem JU 250 MS	250	India	Cairn	Jun-07	139-141	Currently working on 5th of 7 firm wells. Cairn has five one-well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		March 2007
Leg Length/ Liftboat Class (Feet)		Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)
	Total Number of Liftboats			Operating Days
					Utilization(3)	Comments
Gulf of Mexico
260	1	1	$33,514	23	74%
230	3	3	28,269	59	63%	One vessel under repair until mid-June
190-215	6	6	22,179	159	85%	One vessel in drydock late March and continuing through April
170	2	2	19,627	30	48%	Two vessels in drydock during March, both completed in March
140-150	6	6	10,293	141	76%	Two vessels in drydock during March, three vessels in drydock during April
120-130	14	14	8,702	267	62%	Six vessels in drydock during March, one completed early March, two completing in April. Two vessels entering drydock in mid-to-late April.
105	15	14	7,136	298	69%	Four vessels in drydock during March, one completed in March, two completed in early April and one in late April.

Sub-total/Average	47	46	12,748	977	69%
West Africa
170-215(4)	2	2	$20,778	30	48%	Two vessels entered drydock in March; one completing in mid-April, one with expected mid-May completion. One vessel under contract until June, one vessel under contract until end of August.
140-150	4	4	12,321	124	100%	One vessel under contract through June and two through August.
120-130	7	7	9,758	186	86%	One vessel in drydock during March completed mid-April. Two vessels under contract through June and one through August.
105	4	4	10,749	83	67%	Two vessels in drydock during March. One vessel completed in March and one completed in mid-April. One vessel beginning drydock in April.

Sub-total/Average	17	17	11,485	423	80%

Total/Average	64	63	12,367	1,400	72%

Note:

(1)	Actively marketed liftboats excludes one cold-stacked 105’ class liftboats that is undergoing refurbishment until July 2007.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
(4)	The revenue per day for the 170-215 class liftboats in West Africa was reduced by the deferral of certain revenue on one of the vessels in this class.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.